UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania (Address of principal executive offices)	15228 (Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     The disclosure set forth below under Item 3.02 to this Current Report is hereby incorporated by reference into this Item 1.01.
Item 3.02 Unregistered Sales of Equity Securities.
     On October 24, 2006, to repay indebtedness, Linn Energy, LLC (the “Company”) entered into a Class B Unit and Unit Purchase Agreement (the “Purchase Agreement”) whereby it privately placed 9,185,965 Class B Units and 5,534,687 Units for aggregate net proceeds of $305 million (the “Private Placement”). Institutional investors who participated in the private placement include certain third party investors, led by Zimmer Lucas Partners, LLC and co-led by GPS Partners LLC and Lehman Brothers MLP Partners, L.P. Other investors included Principal Strategies Group of Goldman, Sachs & Co., Magnetar Capital, Alerian Capital Management LLC and RCH Energy. A copy of the Purchase Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated by reference into this Item 3.02.
     The purchase price for the Class B Units and Units was a negotiated price. The Class B Units represent a new class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation. If approved by a vote of the Company’s unitholders, the Class B Units will convert into Units on a one-for-one basis. The Company has agreed to hold a special meeting of its unitholders to consider the conversion as soon as feasible but no later then 90 days following the closing.
     In connection with the Private Placement, the Company also agreed to file a registration statement with the Securities and Exchange Commission covering the Units and Units underlying the Class B Units. A copy of the Registration Rights Agreement is attached to this Current Report as Exhibit 10.2 and is incorporated by reference into this Item 3.02.
     In completing the Private Placement, the Company relied on the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in claiming exemption for the offering, sale and delivery of such securities from registration under the Securities Act.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 24, 2006, the Company amended its limited liability company agreement to provide for the issuance of the Class B Units, a new class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation. If approved by a vote of the Company’s unitholders, the Class B Units will convert into Units on a one-for-one basis. A copy of the amendment is filed as Exhibit 4.1 to this Current Report and is hereby incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

4.1	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC.

4.2	Form of Class B Unit Certificate.

10.1	Class B Unit and Unit Purchase Agreement dated October 24, 2006 by and among the Company and the Purchasers named therein.

10.2	Registration Rights Agreement dated October 24, 2006 by and among the Company and the Purchasers named therein.

99.1	Press Release of Linn Energy, LLC dated October 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: October 24, 2006	By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit Description

4.1	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC.

4.2	Form of Class B Unit Certificate.

10.1	Class B Unit and Unit Purchase Agreement dated October 24, 2006 by and among the Company and the Purchasers named therein.

10.2	Registration Rights Agreement dated October 24, 2006 by and among the Company and the Purchasers named therein.

99.1	Press Release of Linn Energy, LLC dated October 24, 2006.